UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 20, 2017

(Date of earliest event reported)

__________________________

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On March 20, 2017, Socket Mobile, Inc. (the "Company") completed a Business Financing Modification Agreement by and between the Company and Western Alliance Bank, parent of Bridge Bank (the "Bank"), to extend the expiration date of a revolving credit line agreement for the domestic (U.S. based) portion of the line for one additional year to February 27, 2019. The domestic portion of the credit line is $2,000,000. Cash and qualified receivables must be no less than 1.75 times outstanding borrowings under the line. The Agreement contains customary representations, warranties and covenants. The line is secured by all of the Company's assets, including intellectual property.

The international portion of the credit line is $500,000, expires on February 27, 2018 and was not changed. The international portion of the line includes certain accounts receivable guarantees from EXIM Bank.

The Company initially entered into the revolving credit line agreement with Bridge Bank as reported in a Form 8-K dated March 7, 2014 for an initial two year period ended February 27, 2016. The Company subsequently reported extensions of the credit line agreement on Form 8-K's dated March 23, 2015 and February 26, 2016.

The foregoing description of the modification to the revolving credit line with the Bank does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Financing Modification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Business Financing Modification Agreement effective March 20, 2017 between Socket Mobile, Inc. and Western Alliance Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: March 20, 2017	/s/ David W. Dunlap
David W. Dunlap
Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Business Financing Modification Agreement effective March 20, 2017 between Socket Mobile, Inc. and Western Alliance Bank